UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 3, 2004

                               TRANS ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          NEVADA                       0-23530             93-0997412
----------------------------         -----------       -------------------
(State or other jurisdiction         (Commission         (IRS Employer
     of incorporation)               File Number)      Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

     On September 10, 2004, Trans Energy, Inc. entered into a letter of intent to acquire Arvilla Oilfield Services, LLC, , a West Virginia limited liability company. The acquisition was formalize by executing on December 3, 2004 a merger agreement and plan of reorganization by and among Trans Energy, our wholly owned subsidiary Trans Energy Acquisitions, Inc., Arvilla, Inc., and the controlling stockholders of Arvilla, Inc.

     Arvilla's operations were previously conducted as Arrow Oilfield Service Company, a division of Belden & Blake Corporation ("B&B"), a privately held company engaged in the exploration, development and production of oil and natural gas reserve. In June 2004, Clarence E. Smith and Rebecca L. Smith, the controlling stockholders of Arvilla, Inc., acquired Arrow Oilfield Services from B&B and created Arvilla Oilfield Services, LLC as the operating entity. Subsequently, Mr. And Mrs. Smith created Arvilla, Inc. that acquired all the membership interests of Arvilla Oilfield Services in order to facilitate the acquisition by Trans Energy.

     Under the terms of the agreement, the acquisition is to be accomplished through a merger of our subsidiary, Trans Energy Acquisitions, with and into Arvilla, Inc., with Arvilla being the survivor of the merger. As consideration, current holders of Arvilla capital stock will receive approximately 1,185,024 shares of post-split Trans Energy common stock. These shares will represent approximately 25% of our total outstanding shares (post-split) following the transaction, including shares to be issued in connection with the separate acquisition of assets from Texas Energy Trust Company. Arvilla will operate as a separate business entity 100% owned by Trans Energy.

     On November 29, 2004, our board of directors and stockholders holding a majority of our outstanding common stock approved a one share for 150 shares reverse split of our common stock. The effective date of the split will be established by our board for a date prior to the effective date of the merger agreement with Arvilla. We presently anticipate the split to occur on or about January 13, 2005.

     We expect the acquisition of Arvilla to be effective on or about January 14, 2004. Following the merger transaction, we will assume all of the operations, assets and liabilities of Arvilla Oilfield Services. Arvilla is engaged in providing well servicing, workover and related transportation services to independent oil and natural gas producers in the northeast region of the United States. Arvilla performs ongoing maintenance and major overhauls necessary to optimize the level of production from existing oil and natural gas wells and provides certain ancillary services during the drilling and completion of new wells. Arvilla offers its services in Ohio, Pennsylvania, New York, Virginia, Kentucky and West Virginia and employs approximately 103 people.

     Typically, Arvilla will provide a well servicing or swab rig, the crew to operate the rig, and such other specialized equipment as may be needed to meet a customer's requirements. Arvilla also owns a fleet of various oilfield equipment and vehicles.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

              Requisite financial statements and pro forma financial information will be filed by amendment to this Form 8-K within 71 days from the date hereof.

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     (b) Pro Forma Financial Information

              See Item 9.01(a) above

     (c) Exhibits

     Exhibit No.      Description
     -----------      -----------

         2.1 Agreement and Plan of Reorganization with Arvilla (incorporated by reference to the Preliminary Information Statement pursuant to Section 14C filed with the SEC on December 8, 2004)

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TRANS ENERGY, INC.



Date:  December 9, 2004              By         /S/ ROBERT L. RICHARDS
                                        ----------------------------------------
                                         Robert L. Richards
                                         President and Chief Executive Officer


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